UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC   20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) June 29, 1998


                          CILCORP Inc.
     (Exact name of registrant as specified in its charter)

   Illinois                     1-8946              37-1169387
(State or other              (Commission          (IRS Employer
jurisdiction of                File Number)    Identification No.)
incorporation)

      300 Hamilton Blvd., Suite 300, Peoria, Illinois 61602
            (Address of principal executive offices)

Registrant's telephone number, including area code (309) 675-8810


Item 5.  Other Events

CILCORP Inc. announced on June 29 that QST Energy Trading Inc., a subsidiary of the Company, expects to incur a total of between $6 million and $8 million in after-tax losses relating to wholesale electricity contracts. These losses were triggered by the unprecedented run-up in wholesale electricity prices during the week of June 22. The losses will affect reported results of operations in the second quarter and, depending on accounting treatment, the third quarter of 1998.

In view of the recent extreme and unprecedented volatility in electricity supply and pricing, QST has decided to close its short trading positions for the remainder of the summer to avoid exposure to further adverse price movements.

CILCORP also disclosed that it is re-evaluating its unregulated energy sales and marketing strategy in light of the uncertainties related to energy deregulation, and the immaturity and illiquidity of energy markets. The Company believes it has viable and attractive opportunities for profitable growth in Illinois where it has an established base of customers and high-quality electricity and natural gas assets.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                  CILCORP Inc.
                                                  (Registrant)


Date June 29, 1998
                                                  J. G. Sahn
                                                  J. G. Sahn
                                       Vice President, General Counsel
                                           and Corporate Secretary



Date June 29, 1998                               M. D. Austin
                                                 M. D. Austin
                                                  Treasurer